Exhibit 99.1

Stanley Black & Decker Reports 4Q 2020 And Full Year Results

New Britain, Connecticut, January 28, 2021 … Stanley Black & Decker (NYSE: SWK) today announced fourth quarter and full year 2020 financial results.

•4Q’20 Revenues Totaled $4.4 Billion, Up 19% Versus Prior Year Inclusive Of 16% Organic Growth
•4Q’20 Gross Margin Rate Was 35.3%; Excluding Charges, 4Q’20 Gross Margin Rate Was 35.6% Up 390 Basis Points Versus Prior Year
•4Q’20 Operating Margin Rate Was 15.6%; Excluding Charges 4Q’20 Operating Margin Rate Was A 4Q Record 16.5%, Up 290 Basis Points Versus Prior Year
•4Q’20 Diluted GAAP EPS Was $2.88; Excluding Charges, 4Q’20 Diluted EPS Was $3.29, Up 51% Versus Prior Year
•Full Year Revenues Totaled $14.5 Billion, Up 1% Versus Prior Year, As 10% Second Half Organic Growth And Acquisitions More Than Offset First Half Pandemic-Related Market Impacts
•Full Year Gross Margin Rate Was 34.2%; Excluding Charges, Full Year Gross Margin Rate Was 34.7%, Up 120 Basis Points Versus Prior Year Aided By Productivity, Margin Resiliency Initiatives And Price Realization
•Full Year Operating Margin Rate Was 12.9%; Excluding Charges, Full Year Operating Margin Rate Was 14.6%, Up 110 Basis Points Versus Prior Year, Led By Gross Margin Expansion And Cost Control
•Full Year Diluted GAAP EPS Was $7.77; Excluding Charges, Full Year Diluted EPS Was $9.04, Up 8% Versus Prior Year
•Full Year Free Cash Flow Was A Record $1.7 Billion, Up 55% Versus Prior Year And 136% Of Net Income
•Guiding 2021 Full Year Diluted GAAP EPS Of $9.15 To $9.85; Adjusted EPS Of $9.70 - $10.30; Free Cash Flow Conversion To Approximate Net Income

4Q’20 Key Points:

•Net sales for the quarter were $4.4 billion, up 19% versus prior year from volume (+15%), price (+1%), acquisitions (+2%) and currency (+1%).

Exhibit 99.1
•The gross margin rate for the quarter was 35.3%. Excluding charges, the rate was 35.6%, up 390 basis points from prior year as volume, productivity, cost management and price more than offset increased operating costs related to the pandemic.

•SG&A expenses were 19.7% of sales. Excluding charges, SG&A expenses were 19.0% of sales compared to 18.1% in 4Q’19, reflecting the benefits of cost management programs offset by higher variable compensation costs related to the strong performance and growth investments.

•The tax rate was 12.5%. Excluding charges, tax rate was 13.6% versus 15.8% in 4Q’19.

•Working capital turns for the quarter were 10.4, up 0.6 turns versus prior year, reflecting the strong revenue performance.

Stanley Black & Decker’s President & CEO, James M. Loree, commented, “Today’s report is a resounding affirmation of our commitment to purpose-driven performance. We have built a great company, anchored by a supportive, people-oriented culture and grounded in a dedication to performance, innovation and social responsibility. Our fourth quarter and full year 2020 results attest to the fact that this formula is a winning one for the 2020s. In 2020, we demonstrated that corporations like ours, which put people first and strive to have a positive impact on all stakeholders and society at large, offer superior resilience in volatile and uncertain times, thus benefiting our shareholders through outstanding growth, cash flow, margin expansion and ESG.

“We are excited to turn the page on 2020 and we enter 2021 with optimism and a company that is running on all cylinders and gaining momentum. Despite challenging second half comparables, our 2021 outlook calls for positive organic growth, 11% adjusted EPS growth at the midpoint and another strong free cash flow performance. Our current planning assumption calls for the exercise of our MTD option and the addition of up to $3 billion of revenue in 2022, an exciting new growth driver which provides both a substantial boost to EPS accretion and a great expansion platform for years to come.

“In closing, I want to thank each and every one of our 53,000 employees. Their heroic performance in 2020 was exemplary, protecting the health and safety of colleagues, ensuring continuous operation of our factories and DCs, serving our customers who make the world and giving back to our communities. These extraordinary people made the difference in overcoming the challenges of 2020 and producing this exceptional outcome.”

Exhibit 99.1

4Q’20 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex-Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$3,258	$664.7	$9.3	$674.0	20.4%	20.7%

Industrial	$658	$88.9	$7.7	$96.6	13.5%	14.7%

Security	$492	$39.3	$16.0	$55.3	8.0%	11.2%

1 See Merger And Acquisition (“M&A”) Related And Other Charges On Page 5

•Tools & Storage organic sales increased 25% versus 4Q’19 due to volume (+23%) and price (+2%). Organic revenues across all regions benefited from the consumer reconnection with the home and garden, positive eCommerce trends, a strong holiday season and a robust lineup of new and innovative products, with North America +27%, Europe +18% and emerging markets +22%. North America growth was led by a strong performance in retail which was coupled with positive growth in both the commercial and industrial channels. Exceptionally strong point-of-sale demand in U.S. retail continued through the end of 2020 and retailer inventory ended the year significantly below 4Q’19 levels. Europe achieved growth in all regions with a strong performance in retail brick and mortar and eCommerce channels. Emerging market growth was driven by strong construction-related demand led by Latin America, Russia, India and South Korea. The Tools & Storage segment profit rate, excluding charges, was 20.7%, up 420 basis points versus 4Q’19, as volume, productivity, cost control and price were partially offset by new growth investments.

•Industrial net sales grew 10% versus 4Q’19 as the CAM acquisition (+11%) and currency (+2%) were partially offset by lower volume (-2%) and a divestiture of a product line in Oil & Gas (-1%). Engineered Fastening organic revenues were down 2% as strong automotive fastener growth was offset by an improved, but still declining, general industrial market and lower systems volumes. Infrastructure organic revenues were down 5% as modest growth in Attachment Tools was offset by reduced pipeline construction activity in oil & gas. The overall Industrial segment profit rate, excluding charges, was 14.7%, up 110 basis points from 4Q’19, as the

Exhibit 99.1
unfavorable impact from lower volume was more than offset by the benefits from productivity and restructuring.

•Security net sales decreased 3% versus 4Q’19 as currency (+3%), price (+1%) and acquisitions (+1%) were partially offset by divestitures (-3%) and volume (-5%). North America declined 5% primarily due to lower installations in automatic doors, the still-improving market in commercial electronic security and a difficult comparable from 2019. This was partially offset by double digit growth in healthcare as the new health and safety growth initiatives ramped up during the quarter. Europe was down 1% organically as growth in France was offset by lower volume in the UK related to the pandemic. The executable backlog remains healthy which should enable a return to organic growth in the first half of 2021. Overall Security segment profit rate, excluding charges, was 11.2%, flat versus the prior year rate, as price and cost control offset the impact from lower volume and growth investments. The gross margin rate in Security expanded 230 basis points versus 4Q’19.

2021 Outlook

Donald Allan Jr., Executive Vice President and CFO, commented, “In 2020, we were proactive in preparing our cost base for the pandemic and the organization remained agile to capture revenue opportunities resulting from quickly improving markets which resulted in a historic financial performance. Most notably we delivered 10% organic revenue growth in the second half along with full year gross and operating margin rate expansion, 8% EPS growth and a record free cash flow performance. It was a rewarding end to a year that was difficult on so many dimensions for our employees and the Company. We have prepared the businesses to emerge successfully from this economic disruption and we have a strong setup for growth in 2021.”

Improving visibility has enabled management to reinstate guidance for 2021, although a wider than historical range has been provided to account for an operating environment that remains dynamic. The Company expects 2021 EPS to be $9.15 To $9.85 on a GAAP basis and $9.70 - $10.30 on an adjusted basis. Free cash flow conversion is expected to approximate GAAP Net Income. Management will discuss its 2021 planning assumptions on today’s earnings call.

Allan continued, “We plan to leverage our portfolio of growth catalysts to gain share as markets continue to improve and are focused on leveraging our cost actions to deliver margin expansion. In addition, the margin resiliency program remains in place to protect against unforeseen changes in the external environment or to support additional margin improvement or growth investments going forward.

Exhibit 99.1

“We believe the Company is well positioned to deliver sustained above-market organic growth, operating margin expansion, strong free cash flow generation and top-quartile shareholder returns over the long-term.”

The difference between 2021 GAAP and adjusted EPS guidance is $0.45 - $0.55, consisting of acquisition-related and other charges. These forecasted charges primarily relate to facility moves, deal and integration costs and functional transformation initiatives.

Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 4Q'20 were $79.5 million, primarily related to charges related to the extinguishment of debt, Security business transformation and margin resiliency initiatives, partially offset by a release of a contingent consideration liability relating to the CAM acquisition. Gross margin included $12.5 million of these charges while SG&A included $31.1 million. Other, net and Restructuring included $14.0 million and $8.4 million of these charges, respectively. M&A related and other charges in 4Q’20 also included a net pre-tax loss of $13.5 million related to divestitures.

Share of net earnings of equity method investment included $2.9 million of charges.

The Company will host a conference call with investors today, January 28, 2021, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 1279868. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 1279868. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1
Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 through 15, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the M&A related and other charges.

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, and trade controls; (iv) the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures, including the successful integration of the CAM acquisition into the Company; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions or natural disasters; (xii) the continued effects of COVID-19 and an indeterminate recovery period and the related impact on the Company's liquidity and operations, including demand for its products, as well as the effectiveness of the Company's associated cost-saving measures; (xiii) the continued consolidation of customers, particularly in consumer channels; (xiv) managing franchisee relationships; (xv) the impact of poor weather conditions; (xvi) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in product demand and fulfilling demand for new and existing products; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential environmental liabilities; (xxiv) attracting and retaining key employees, managing a workforce in many jurisdictions, work stoppages or other labor disruptions; and (xxv) changes in accounting estimates.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.